LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

	The
undersigned constitutes and appoints Roderick A. Palmore, R. Henry Kleeman, Helen N. Kaminski and Aaron E. Alt, and each of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign (i) any and all statements of beneficial ownership of securities on Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, and (ii) Form 144 Notice of Proposed Sale of Securities pursuant to Rule 144 under the Securities Act of 1933 and to file the same with all exhibits thereto, and any amendments and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a) and Rule 144, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

	A copy of this power of attorney
shall be filed with the Securities and Exchange Commission and with any applicable stock exchange. The authorization set forth above shall continue in full force and effect under the undersigned revokes such authorization by written instructions to the attorney-in-fact. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.



Dated:  October 15, 2004


/s/ Sir Ian Maurice Gray
Prosser
Signature of Reporting Person